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Exhibit 4.1

BIOMIRA INC.

AMENDED AND RESTATED SHARE OPTION PLAN

1.    PURPOSE

The purpose of this Plan is to promote the interests of the Company and its shareholders by making provision for the granting of stock options by the board of directors of the Company to selected Employees and Directors of the Company and of its Subsidiaries and to selected Service Providers for the purchase of Shares for capital accumulation and as an investment which will provide such Employees, Directors and Service Providers with additional motivation to further the profitable growth of the Company and its Subsidiaries.

2.    DEFINITIONS

Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

  2.1
  "Company" means Biomira Inc., a corporation incorporated under the laws of Canada and any successor corporation, and any reference herein to action by the Company means action by or under the authority of its board of directors;

  2.2
  "Director(s)" means one or more members of the board of directors of the Company or any of its Subsidiaries;

  2.3
  "Employee" means a person who is regularly employed on a full-time basis by the Company or any of its Subsidiaries;

  2.4
  "Fair Market Value" shall mean the closing price of the Shares as reported by The Toronto Stock Exchange on the day preceding the day on which the Option is granted, or if no trade of Shares shall have been reported by such Exchange on that day, then not less than the mean of the bid and ask quotations for Shares on such Exchange at the close of business on such preceding day;

  2.5
  "Grant Date" as used with respect to a particular Option, means the date as of which such Option is granted pursuant to the Plan;

  2.6
  "Insider" has the meaning ascribed thereto in the Company Manual of The Toronto Stock Exchange;

  2.7
  "Option" means a contract complying with the provisions of this Plan between the Company and an Employee, Director or Service Provider under which the Employee, Director or Service Provider has a right to subscribe for unissued Shares;

  2.8
  "Optionee" means an Employee or former Employee, a Director or former Director or a Service Provider or former Service Provider, who is a party to an Option;

  2.9
  "Outstanding Issue" has the meaning ascribed thereto in the Company Manual of The Toronto Stock Exchange;

  2.10
  "Plan" means the Share Option Plan, as created hereby and as from time to time amended;

  2.11
  "Retirement" means:

  (i)
  the act of an Employee voluntarily retiring from employment with the Company and/or any Subsidiary, or

  (ii)
  the termination of an Employee's employment after the Company's and/or any Subsidiary's determination that there is not enough work to continue to employ the Employee,

    at any time after the Employee has reached the age of sixty and has been employed by the Company and/or a Subsidiary for a minimum period of ten consecutive years immediately preceding the date of his retirement;

  2.12
  "Service Provider" means a person or company engaged to provide ongoing management or consulting services for the Company or any entity controlled by the Company;

  2.13
  "Share" or "Shares" means, as the case may be, one or more common shares in the capital of the Company as constituted at the date hereof and any shares or securities of the Company into which such common shares are changed, subdivided, consolidated, reclassified or converted;

  2.14
  "Subsidiary" has the meaning therefor in section 1, subsection 4 of the Securities Act, R.S.O. 1990 c. S.5 as amended;

  2.15
  "Triggering Event" shall have the meaning ascribed thereto in Exhibit A to Schedule A hereto.

3.    GRANT OPTIONS

  3.1
  Subject to the provisions of this Plan, the board of directors of the Company may from time to time authorize the granting of Options to one or more Employees, one or more Directors or one or more Service Providers. The total number of Shares issuable pursuant to Options under the Plan shall, at any time, be 10% of the issued and outstanding Shares and, for greater certainty, any Shares issued upon the exercise of Options shall not reduce the percentage of Shares which may be issuable pursuant to options under the Plan; provided that the total number of Shares subject to Options and to other stock options granted to any one person shall not exceed such maximum number as is permitted from time to time under any applicable law or regulation or under the rules of any stock exchange on which the Shares are listed.

  In determining the Employees to whom Options are to be granted and the number of Shares subject to each Option to be granted to Employees, the duties, remuneration, length of service and present and potential contribution of an Employee to the success of the Company and/or its Subsidiaries and such other factors as shall from time to time be deemed relevant by the board of directors of the Company will be considered. In determining the Directors to whom Options are to be granted and the number of Shares subject to each Option to be granted to Directors, the length of service of the Director and his present and potential contribution to the Company and/or its Subsidiaries and such other factors as shall from time to time be deemed relevant by the board of directors of the Company will be considered. In determining the Service Providers to whom Options are to be granted and the number of Shares subject to each Option to be granted to Service Providers, the present and potential contribution of the Service Provider to the Company and/or its Subsidiaries and such other factors as shall from time to time be deemed relevant by the board of directors of the Company will be considered.

  Subject to the provisions of this Plan and the rules of any stock exchange on which the Shares are listed, an Employee, Director or Service Provider who is eligible under this Plan may be granted more than one Option to purchase Shares pursuant to this Plan if the board of directors shall so determine and may participate, if eligible, in any other stock purchase or option plan of the Company.

  3.2
  No Options shall be granted to any Optionee if such grant could result, at any time, in:

  3.2.1
  the number of Shares reserved for issuance pursuant to Options or other stock options granted to Insiders exceeding 10% of the Outstanding Issue;

    3.2.2
    the issuance to Insiders, within a one-year period, of a number of Shares exceeding 10% of the Outstanding Issue;

    3.2.3
    the issuance to any one Insider and such Insider's associates, within a one-year period, of a number of Shares exceeding 5% of the Outstanding Issue; or

    3.2.4
    the number of Shares reserved for issuance to any one person pursuant to Options or other stock options exceeding 5% of the Outstanding Issue.

4.    PURCHASE PRICE

The purchase price of the Shares subject to Options granted under the Plan shall be determined by the board of directors of the Company but shall not be less than the Fair Market Value of the Shares.

5.    TERMS OF OPTION

Subject to the provisions of the Plan, each Option shall contain such terms and conditions as may be determined by the board of directors of the Company from time to time, including terms as to the time and manner of exercise and the date of expiry. Such terms may vary between Options so granted, provided that no Option shall extend for a period of more than ten years from the date upon which it is granted, other than as provided herein, and each Option shall provide that the purchase price for all Shares taken upon the exercise thereof shall be paid in full at the time of such exercise. Without limiting the foregoing an Option in substantially the form attached hereto as Schedule A is approved for purposes of this Plan upon adoption of this Plan by the board of directors of the Company. Shares not taken up and paid for under any Option prior to the expiry or earlier termination thereof may be re-allocated and again optioned under the Plan.

In respect of Options that would otherwise expire unexercised during a period of blackout in which Optionees are forbidden by the policies of the Company to exercise Options ("Blacked-Out Options"), the Board may by resolution extend, for a period of ten business days following the end of the blackout, the period of time during which Blacked-Out Options may be exercised (the "Extension Period"). If one or more subsequent periods of blackout are imposed during an Extension Period, the number of days remaining in the Extension Period shall be added to the term of the Blacked-Out Options following the end of the subsequent blackout period or periods. For purposes of clarity, only one Extension Period may be added to the term of an Option.

If an Employee is granted a leave of absence by the Company or one of its Subsidiaries, as the case may be, such absence shall not of itself constitute a termination of employment unless and until the Company or such Subsidiary, as the case may be, shall declare such Employee's employment terminated.

6.    TRANSFERABILITY

An Option shall not be assignable or transferable otherwise than by the will of the Optionee or pursuant to the applicable laws of intestate succession and may be exercised during the life of the Optionee only by the Optionee. No Optionee shall have any rights as a shareholder of the Company in respect of the Shares subject to an Option until such Shares have been paid for in full and issued in accordance with the provisions of the Plan and the Option.

7.    EXERCISE OF OPTION ON THE OCCURRENCE OF A TRIGGERING EVENT

If a Triggering Event shall occur subsequent to the latest of the dates on which The Toronto Stock Exchange and the Montreal Exchange and the shareholders of the Company approve this Plan, an Optionee who at the time of the occurrence of the Triggering Event is an Employee, Director or Service Provider shall have the right to immediately exercise any Option hereby granted to such Optionee as to all of the Shares subject to such Option including, without limitation, those of the

Shares subject to such Option with respect to which such Option cannot be exercised immediately prior to the occurrence of the Triggering Event.

Notwithstanding that paragraph 8 of the Plan may provide for a shorter period, an Optionee who at the time of the occurrence of a Triggering Event is an Employee, Director or Service Provider shall have a minimum of ninety (90) days from the date of the occurrence of the Triggering Event to exercise any Option hereby granted, provided that the expiry date of such Option does not occur prior to the expiration of such ninety (90) day period in which case the minimum period shall be from the date of the occurrence of the Triggering Event to the expiry date of such Option.

8.    TERMINATION OF EMPLOYMENT, DEATH OR RETIREMENT

In the event of the termination of the Optionee's employment with the Company or any Subsidiary of the Company, or the Optionee ceasing to be a Service Provider, prior to the close of business on the expiry date of his Option for any reason other than, (i) his death, (ii) his Retirement, or (iii) termination of the Optionee's employment by the Company or its Subsidiary, as the case may be, or the Optionee's termination as a Service Provider, in either case without cause (as determined by the Company in its sole discretion), any Option granted to such Optionee in respect of his employment or as a Service Provider shall forthwith cease and terminate and be of no further force or effect whatsoever as to such of the Shares subject to the Option in respect of which such Option has not been previously exercised.

Other than with respect to the President and each of the Vice-Presidents of the Company, in the event of the termination of the Optionee's employment by the Company or any of its Subsidiaries, as the case may be, or the Optionee's termination as a Service Provider, in either case without cause (as determined by the Company in its sole discretion), any Option granted in respect of his employment or as a result of his being a Service Provider will continue to vest and may be exercised by the Optionee in accordance with the provisions thereof at any time up to and including, but not after, the date which is 180 days after the date of the termination of his employment or his ceasing to be a Service Provider, as the case may be, or prior to the close of business on the expiry date of the Option, whichever is the earlier.

With respect to the President and each of the Vice-Presidents of the Company, in the event of the termination of such Optionee's employment by the Company or any of its Subsidiaries, as the case may be, or such Optionee's termination as a Service Provider, in either case without cause, any Option granted in respect of his employment or as a result of his being a Service Provider will continue to vest and may be exercised by the Optionee in accordance with the provisions thereof at any time up to and including, but not after, the date which is the second anniversary of the date of the termination of his employment or his ceasing to be a Service Provider, as the case may be, or prior to the close of business on the expiry date of the Option, whichever is the earlier.

In the event of the Retirement of the Optionee while in the employment of the Company or any Subsidiary, any Option granted in respect of his employment will continue to vest and may be exercised by the Optionee in accordance with the provisions thereof at any time up to and including, but not after, the expiry date of such Option.

In the event of the Optionee ceasing to be a Director, any Option granted as a result of his being a Director will continue to vest and may be exercised by the Optionee in accordance with the provisions thereof at any time up to and including, but not after, the date which is 180 days after the date of his ceasing to be a Director or prior to the close of business on the expiry date of the Option, whichever is the earlier.

In the event of the death of the Optionee while in the employment of the Company or any Subsidiary or while a Director or Service Provider, as the case may be, the Option will continue to vest and may be exercised by the legal representative of the Optionee in the same manner and to the same extent as the Optionee, if living, could have exercised it under the provisions thereof at any time up to and including, but not after, the date which is 180 days after the date of the death of the Optionee or prior to the close of business on the expiry date of the Option, whichever is the earlier.

Notwithstanding the foregoing provisions of this paragraph 8: (i) if an Optionee who was granted an Option in one capacity (e.g., as an employee of the Company) continues on immediately thereafter with the Company or any of its Subsidiaries in another capacity (e.g., as a Service Provider or an employee of a Subsidiary of the Company), then the provisions of paragraph 8 shall not apply to terminate such Option solely as a result of such change; and (ii) the board of directors of the Company shall have the right by resolution to waive termination of the Option of an Optionee and to permit the vesting and exercise of an Option within such time as may be stipulated in said resolution of the board of directors of the Company not to exceed the expiry date of the Option.

9.    ADJUSTMENTS FOR EVENTS AFFECTING SHARES

  9.1
  If the Shares shall be consolidated or subdivided, if any dividend is payable in Shares or if any action of a similar nature affecting the number of outstanding Shares is taken, the number of Shares reserved or authorized to be reserved under the Plan, the number of Shares to be issued upon the exercise of any Option theretofore granted and the purchase price thereof shall be adjusted in such a manner as the board of directors of the Company shall consider appropriate.

  9.2
  If the Company amalgamates or consolidates with or merges into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such amalgamation, consolidation or merger had the Option been exercised prior to such event.

  9.3
  In the event of any other change affecting the Shares, such adjustment shall be made as shall be considered appropriate by the board of directors of the Company to give proper effect to such change.

10.    ADMINISTRATION AND AMENDMENT OF PLAN

  10.1
  The board of directors of the Company may amend or discontinue the Plan at any time; provided however, that any amendment that may materially and adversely affect any Option rights previously granted to an Optionee under the Plan must be consented to in writing by the Optionee or the other person then entitled to exercise such Option. Examples of the types of amendments to the Plan that the board of directors of the Company is entitled to make without shareholder approval include, without limitation: (a) amendments of a "housekeeping" nature; (b) amendments of a typographical, grammatical, clerical nature or of administrative nature of which are required to comply with regulatory requirements; (c) a change to the vesting provisions of an Option or the Plan; (d) a change to the termination provisions of an Option or the Plan which does not entail an extension beyond the original expiration date except as contemplated in section 5; (e) the addition of a cashless exercise feature, payable in cash or Shares, which provides for a full deduction of the number of underlying Shares from the number of Shares reserved for issuance under the Plan and (f) a change to the persons in section 3 to whom Options may be granted which does not have the potential of broadening or increasing Insider participation. Notwithstanding the foregoing, the Plan shall be amended or discontinued, as appropriate, in the manner and to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange. The Company may delegate to any person, group of persons or corporation such administrative duties and powers as it may see fit, save and except any duties required to be carried out by the board of directors of the Company.

  10.2
  The Company may amend, suspend or terminate the Plan or any provisions hereof at any time, provided that no such amendment will divest any participant of his entitlement to exercise Options granted to him as provided for herein without his consent. In no event shall any amendment of the terms or conditions of the Shares, or any other change in the capitalization of the Company, be regarded as an amendment of the Plan or require the consent of any Optionee. Any amendment to any provision of the Plan shall be subject to the approval, if required, of any regulatory body (including without limiting the generality of the foregoing, any stock exchanges on which the Shares are listed) having jurisdiction over the securities of the Company.

  10.3
  All decisions and interpretations of the Company respecting the Plan and all rules and regulations made from time to time pursuant hereto shall be final and binding and conclusive on the Company and on the holder of any Option and on all Employees, Directors and Service Providers eligible under the Plan to participate herein.

  10.4
  Any grant by the board of directors of the Company of an Option to purchase Shares under this Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any Employee, Director or Service Provider any right to be granted an Option to purchase Shares.

11.    COSTS

The Company shall pay all costs of administering the Plan.

12.    NO RIGHT TO EMPLOYMENT

Nothing in this Plan or any instrument executed pursuant thereto shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary of the Company, as the case may be, or shall affect the right of the Company or such Subsidiary to terminate the employment of any Optionee, with or without cause, or the engagement of any Optionee.

13.    INSIDER REPORTING

Those Optionees who purchase Shares under this Plan will be required to file the appropriate insider trading reports with respect to their ownership of the Shares if they are "insiders" of the Company as defined in the applicable corporate and/or securities legislation. Such reports must also be filed in respect of trades in the Shares. The Secretary of the Company can provide copies of the appropriate forms and guidance as to the timing and other filing requirements; however, the responsibility of completing and filing any such forms rests with each holder of Shares.

14.    SHAREHOLDER APPROVAL AND EFFECTIVE DATE

This Plan is subject to the approval of The Toronto Stock Exchange and, where required, to the approval of the shareholders of the Company. The Plan shall become and remain effective as of and from its original adoption date of December 9th, 1992, as amended and restated on May 3, 2007.

Dated December 9, 1992, as amended and restated on May 3, 2007.

SCHEDULE A

STOCK OPTION AGREEMENT

OPTION AGREEMENT made as of the    •    day of    •    , 20    •    .

BETWEEN:

BIOMIRA INC., a corporation, incorporated under the laws of
Canada
(hereinafter called the "Company")

OF THE FIRST PART

-and-

    •    an (employee) (director) (service provider) of the Company or one of its Subsidiaries or an entity controlled by the Company,
(hereinafter called the "Optionee")

OF THE SECOND PART

WHEREAS the Company has established a Share Option Plan (such Share Option Plan, as may be supplemented or amended from time to time, is hereinafter called the "Plan") for directors and full time employees of the Company or its Subsidiaries (as defined in section 1, subsection 4 of the Securities Act R.S.O. 1990, c. S.5 as amended from time to time) and service providers of the Company or any entity controlled by the Company;

AND WHEREAS the Optionee is eligible to participate in the Plan and the granting of an option to the Optionee pursuant to the Plan on the terms hereinafter set forth has been duly authorized;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, other good and valuable consideration and the sum of One Dollar ($1.00) now paid by the Optionee to the Company (the receipt whereof is hereby acknowledged), it is agreed by and between the parties hereto as follows:

1.
In this Agreement the term "Share" shall mean one or more common shares in the capital of the Company as constituted at the date of this Agreement and the term "Triggering Event" shall have the meaning ascribed thereto in Exhibit A hereto.

2.
The Company hereby grants to the Optionee, subject to the terms and conditions hereinafter set out, an irrevocable option to purchase    •    Shares of the Company (hereinafter called the "Optioned Shares") at the subscription price of    •    per Share (hereinafter called the "Purchase Price").

3.
The Optionee shall, subject to the Plan and the terms and conditions hereinafter set out, have the right to exercise the option hereby granted with respect to all or any part of the Optioned Shares at any time or from time to time on and after the first anniversary of the date of grant of such option but prior to the close of business on the eighth anniversary of the date of grant of such option (hereinafter called the "Expiry Date"); provided that the Optionee shall not be entitled to purchase hereunder more than twenty-five (25%) per cent of the Optioned Shares before the second anniversary of the date of grant of such option, more than fifty (50%) per cent of the Optioned Shares in the aggregate before the third anniversary of the date of grant of such option, more than seventy-five (75%) per cent of the Optioned Shares in the aggregate on or before the fourth anniversary of the date of grant of such option.

Notwithstanding the foregoing if a Triggering Event shall occur subsequent to the latest of the dates on which The Toronto Stock Exchange and the Montreal Exchange and the shareholders of the Company approve the Plan, the Optionee shall have the right to immediately exercise the option hereby granted as to all of the Optioned Shares including, without limitation, those

  Optioned Shares which cannot be exercised immediately prior to the occurrence of the Triggering Event, provided the Optionee at the time of the occurrence of the Triggering Event is an Employee, Director or Service Provider (as defined in the Plan). Further, notwithstanding that paragraph 4 hereof may provide for a shorter period, the Optionee shall have a minimum of ninety (90) days from the date of the occurrence of the Triggering Event to exercise the option hereby granted, provided the Optionee at the time of the occurrence of the Triggering Event is an Employee, Director or Service Provider and provided further that the Expiry Date does not occur prior to the expiration of such ninety (90) day period in which case the minimum period shall be from the date of the occurrence of the Triggering Event to the Expiry Date.

At the close of business on the Expiry Date the option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which such option has not then been exercised.

4.
In the event of the termination of the Optionee's employment with the Company or any Subsidiary of the Company, or the Optionee ceasing to be a Service Provider, prior to the close of business on the Expiry Date for any reason other than: (i) his death, (ii) his Retirement (as such term is defined in the Plan), or (iii) termination of the Optionee's employment by the Company or its Subsidiary, as the case may be, or the Optionee's termination as a Service Provider, in either case without cause (as determined by the Company in its sole discretion), the option hereby granted to the Optionee in respect of his employment or as a Service Provider shall forthwith cease and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which such option has not been previously exercised.

Other than with respect to the President and each of the Vice-Presidents of the Company, in the event of the termination of the Optionee's employment by the Company or any of its Subsidiaries, as the case may be, or the Optionee's termination as a Service Provider, in either case without cause (as determined by the Company in its sole discretion), any option hereby granted in respect of his employment or as a result of his being a Service Provider will continue to vest and may be exercised by the Optionee in accordance with the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is 180 days after the date of the termination of his employment or his ceasing to be a Service Provider, as the case may be, or prior to the close of business on the Expiry Date, whichever is the earlier.

With respect to the President and each of the Vice-Presidents of the Company, in the event of the termination of such Optionee's employment by the Company or any of its Subsidiaries, as the case may be, or such Optionee's termination as a Service Provider, in either case without cause, or the Optionee ceasing to be a Service Provider, any option hereby granted in respect of his employment or as a result of his being a Service Provider will continue to vest and may be exercised by the Optionee in accordance with the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is the second anniversary of the date of the termination of his employment or his ceasing to be a Service Provider, as the case may be, or prior to the close of business on the Expiry Date, whichever is the earlier.

In the event of the Retirement (as such term is defined in the Plan) of the Optionee while in the employment of the Company or any Subsidiary, any option hereby granted in respect of his employment will continue to vest and may be exercised by the Optionee in accordance with the provisions of paragraph 3 hereof at any time up to and including, but not after, the Expiry Date.

In the event of the Optionee ceasing to be a Director, any option hereby granted as a result of his being a Director will continue to vest and may be exercised by the Optionee in accordance with the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is 180 days after the date of his ceasing to be a Director or prior to the close of business on the Expiry Date, whichever is the earlier.

2

5.
In the event of the death of the Optionee while in the employment of the Company or any Subsidiary or while a Director or Service Provider, as the case may be, the option hereby granted may be exercised by the legal representative of the Optionee in the same manner and to the same extent as the Optionee, if living, could have exercised it under the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is 180 days after the date of the death of the Optionee or prior to the close of business on the Expiry Date, whichever is the earlier.

6.
Notwithstanding paragraphs 4 and 5 hereof: (i) if an Optionee who was granted an option in one capacity (e.g., as an employee of the Company) continues on immediately thereafter with the Company or any of its Subsidiaries in another capacity (e.g., as a Service Provider or an employee of a Subsidiary of the Company), then the provisions of paragraph 4 hereof shall not apply to terminate such option solely as a result of such change; and (ii) the board of directors of the Company shall have the right by resolution to waive termination of the option hereby granted where same would otherwise cease and terminate and to fix the time for vesting of the option hereby granted and within which such Optionee may exercise the option hereby granted, but the time permitted for vesting and exercise in said resolution shall not extend beyond the Expiry Date.

7.
Subject to the foregoing, the option hereby granted shall be exercisable by the Optionee or his legal representative giving written notice to the Company at its principal office in the City of Edmonton either by mailing the same addressed to the Company at such office or by delivering such notice to the Vice-President, Finance & Administration of the Company (not being himself the Optionee) and by the Optionee making payment for the Optioned Shares as hereinafter provided.

Such notice shall specify the number of Optioned Shares in respect of which the option hereby granted is being exercised and either shall be accompanied by payment to the Company in the City of Edmonton of the full purchase price for the number of Optioned Shares so specified, or shall specify that payment of the full purchase price for the number of Optioned Shares so specified shall be made to the transfer agent and registrar of the Shares in exchange for a certificate or certificates representing the number of the Optioned Shares so specified. Such notice, if mailed, shall be deemed to have been given on the day upon which such notice is actually received by the Company and, if delivered as aforesaid, shall be deemed to have been given on the date of delivery.

Upon receipt of such notice, the Company shall forthwith instruct the transfer agent and registrar of the Shares to deliver to the Optionee or his legal personal representative, as the case may be (or as otherwise directed in the notice exercising the option) within twenty (20) days thereafter a certificate or certificates in the name of the Optionee or his legal personal representative as the case may be for the number of Optioned Shares in respect of which the option is being exercised. In the event that the Optionee has specified that payment of the Purchase Price for the number of Optioned Shares so specified is to be made to the transfer agent and registrar of the Shares in exchange for a certificate or certificates representing such number of Optioned Shares, the Company shall so advise the transfer agent and registrar of the Shares, in which event the transfer agent and registrar of the Shares shall deliver the certificate or certificates only against receipt by it of payment to the Company in the City of Edmonton of the full purchase price for the number of Optioned Shares in respect of which the option is being exercised.

The option shall be deemed to have been exercised with respect to the number of Shares specified in such notice on the date that payment of the Purchase Price for such number of Optioned Shares is received by the Company or by the transfer agent and registrar of the Shares on behalf of the Company, as the case may be.

3

8.
Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for or obligate the Company to issue any Optioned Shares except those in respect of which the Optionee shall have exercised this option in the manner hereinbefore provided.

9.
In the event that the Shares of the Company are changed, consolidated, converted, subdivided or re-classified or if any dividend is payable in Shares of the Company or other action of a similar nature affecting the number of Shares of the Company is taken, then in such event the number of Shares in respect of which this option is granted and the number of Shares issuable upon the exercise of this option shall be correspondingly adjusted without any change in the total price applicable to the Optioned Shares.

10.
The Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Optioned Shares (including any right to receive dividends or other distributions in respect thereof) except in respect of Optioned Shares which shall have been taken up and paid for in full pursuant hereto.

11.
Time shall be of the essence in this Option Agreement.

12.	12.2	Notwithstanding anything hereinbefore contained to the contrary, the Optionee shall not be entitled to exercise any option hereby granted with respect to the Optioned Shares unless and until the Plan has been approved by the Canadian stock exchanges on which Shares of the Company are listed and until the Plan has been approved by the shareholders of the Company at a meeting of shareholders of the Company duly convened for that purpose.
12.2
It is understood and acknowledged that the Company has offered the Optionee no tax or other advice in connection with this option and assumes no responsibility therefor. It is the responsibility of the Optionee to obtain his own independent tax and other advice with respect to this option.

13.
This Option Agreement shall enure to the benefit of and shall be binding upon the Company and its successors and shall also enure to the benefit of and be binding upon the Optionee and, as provided in paragraph 5 hereof, his legal personal representative. This Option Agreement and the option granted hereby shall not be assignable by the Company or by the Optionee or his legal personal representative. Subject to prior approval of the stock exchanges on which the Shares are listed and any other relevant regulatory authority, the terms and conditions of this Option Agreement may be amended, modified or altered by the Company with the consent of the Optionee provided that such amendment, modification or alteration is not contrary to the provisions of the Plan and this Option Agreement.

IN WITNESS WHEREOF this Option Agreement has been executed by the parties hereto.

BIOMIRA INC.

By:

By:

4

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
)
Witness

5

EXHIBIT A

1.
"Change in Control" shall be deemed to have occurred if, on or after the date hereof (i) the board of directors of the Company passes a resolution to the effect that, for purposes of the Share Option Plan of the Company and this agreement, a Change in Control has occurred or (ii) any person or any group of two or more persons acting jointly or in concert becomes the beneficial owner, directly or indirectly, or acquires the right to control or direct, twenty-five (25%) per cent or more of the outstanding voting securities of the Company or any successor to the Company in any manner, including without limitation as a result of a takeover bid or an amalgamation of the Company with any other corporation or any other business combination or reorganization, and for purposes hereof "voting security" means any security other than a debt security carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing;

2.
"Offer" means an offer to purchase, a solicitation of an offer to sell or an acceptance of an offer to sell Shares made by an Offeror to all or substantially all the holders of Shares whose last address on the records of the Company is in Canada other than the Offeror or any associate of the Offeror or any person acting jointly or in concert with the Offeror in relation to the Offer and shall include any amended, supplemented or extended Offer and any Offer made through the facilities of a stock exchange in Canada on which the Shares are listed;

3.
"Offeror" means any person, other than an agent, who makes an Offer, including the Company, and shall include any persons who make an Offer or Offers acting jointly or in concert;

4.
"Person" has the meaning ascribed thereto in the Canada Business Corporations Act; and

5.
"Triggering Event" means a Change in Control having occurred or an Offer having been made.

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  Exhibit 4.1
BIOMIRA INC. AMENDED AND RESTATED SHARE OPTION PLAN
SCHEDULE A
STOCK OPTION AGREEMENT
EXHIBIT A